UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2011

Warren Resources, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 697-9660

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 22, 2011, the Company issued a press release to provide an operational update. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

All statements in the presentation and discussions in the press release referenced above, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item (including the exhibit) shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This report does not constitute a determination of whether any information included in this report is material.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit	Title
99.1	Press Release dated June 22, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warren Resources, Inc. (Registrant)
June 22, 2011 (Date)	/s/ DAVID E. FLEMING David E. Fleming Senior Vice President, General Counsel & Secretary